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                                               Filing Pursuant to Rule 424(b)(2)
                                            Registration Statement No. 333-79857



                              PROSPECTUS SUPPLEMENT

                     (To Prospectus Dated July 26, 1999 and
                  Prospectus Supplement Dated August 4, 1999)

                                  62,031 Shares

                               GENERAL MAGIC, INC.

                                  Common Stock

                                 ---------------

     You should read this prospectus supplement, the accompanying prospectus supplement, dated August 4, 1999, and the accompanying prospectus carefully before you invest. All of these documents contain information you should consider carefully before making your investment decision.

     Investing in our common stock involves certain risks. See "Risk Factors" beginning on page 5.

                              Plan of Distribution

     We are offering 62,031 shares of our common stock to Cripple Creek Securities, LLC pursuant to this prospectus supplement as a commitment fee to Cripple Creek for extending an equity line of credit in accordance with our common stock investment agreement as further described in the accompanying prospectus supplement dated August 4, 1999.


     Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     The date of this prospectus supplement is August 5, 1999.


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                                Table of Contents

                                                                          Page
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
Prospectus Supplement
         Plan of Distribution                                             SS-1

Prospectus Supplement (dated August 4, 1999)
         Plan of Distribution                                              S-1

Prospectus
         Prospectus Summary                                                  1
         About General Magic                                                 3
         The Offering                                                        4
         Risk Factors                                                        5
         Special Note Regarding Forward-Looking Statements                  14
         Use of Proceeds                                                    14
         Dilution                                                           15
         Plan of Distribution                                               15
         Legal Matters                                                      16
         Experts                                                            16
         Where You Can Get More Information                                 16



                 [PROSPECTUS AND PROSPECTUS SUPPLEMENT FOLLOWS]


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